  Exhibit 99.1

Pharma-Bio Serv Announces Appointment of Kirk Michel as Chairman of the Board of Directors and Announces Special Dividend

January 5, 2021

DORADO, PUERTO RICO / ACCESSWIRE / January 5, 2021 / Pharma-Bio Serv, Inc. ("Pharma-Bio Serv" or the "Company") (OTCQB:PBSV), a compliance, project management and technology transfer support consulting firm that provides services to the pharmaceutical, biotechnology, chemical, medical device, cosmetic, food and allied products industries, today announced the appointment of Kirk Michel as Chairman of the Board of Directors, effective January 4, 2021. Mr. Michel has served as a director of the Company since January 2006.

With the appointment of Mr. Michel as Chairman, the Board of Directors convened today to approve a Special Dividend of $0.075 per share for Shareholders as was done previously. The Special Dividend will be payable on or about February 5, 2021 to shareholders of record at the close of business on January 25, 2021.

Mr. Michel said in regard to this appointment, “I am grateful to have the confidence of our Board in leading Pharma-Bio Serv forward in the coming year. This past year has obviously been challenging for many, and the dedication and hard work of our executives and employees have allowed the Company to weather this most difficult period while putting the Company on firm footing for future growth.”

Victor Sanchez will continue serving as Chief Executive Officer of the Company, reporting to the Board of Directors. Pedro Lasanta will continue as Chief Financial Officer, reporting to Mr. Sanchez and the Board of Directors Audit Committee. Mr. Sanchez remarked “I fully expect a smooth transition with the Board leadership change, as I’ve continued to have an extremely positive and productive relationship with the entire Board from my first days with the Company. Also, we are delighted to provide a dividend to our many longtime and loyal shareholders.”

About Pharma-Bio Serv, Inc.

Pharma-Bio Serv is a compliance, project management, and technology transfer support consulting firm, headquartered in Puerto Rico, servicing the Puerto Rico, United States, Europe and Latin America markets. Pharma-Bio Serv's core business is FDA and international agencies regulatory compliance consulting related services. The Company's global team includes leading engineering and life science professionals, quality assurance managers and directors.

Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of Pharma-Bio Serv. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release. Although Pharma-Bio Serv's management believes these expectations, estimates, or projections to be reasonable as of the date of this news release, forward-looking statements are inherently subject to significant business risks, economic uncertainties, including any impacts of the coronavirus (COVID-19) pandemic, and competitive uncertainties, or other contingencies, which could cause its actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Important factors that could cause Pharma-Bio Serv's actual results or performance to differ materially from the forward-looking statements include those set forth in the "Risk Factors" section of Pharma-Bio Serv's Annual Report on Form 10-K for the year ended October 31, 2019, and in its other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. Pharma-Bio Serv disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Company Contact:

Pedro J. Lasanta
Chief Financial Officer
787 278 2709

SOURCE: Pharma-Bio Serv, Inc.